UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 6, 2022, Ra Medical Systems, Inc. (the “Company”) initiated a reduction in force (the “Reduction”), in which approximately 65% of the Company’s full-time employees were immediately terminated, effective June 6, 2022, which is the date on which the Company notified such employees of their termination.  As part of the Reduction, non-terminated employees have been offered conditional retention arrangements with the Company pursuant to which it is expected that they will continue to provide services during the immediate future for a period of approximately the next 60 days in exchange for a retention payment should the full term of service be completed, during which time the Company and its Board of Directors (the “Board”) will continue to actively evaluate and monitor the Company’s near-term personnel needs based in part on the Company’s financial status and the Board’s review of strategic alternatives. The purpose of the Reduction, which was approved by the Board on June 3, 2022, is to preserve capital with the goal of maximizing the opportunities available to the Company during the Board’s review of strategic alternatives.

The total costs related to the Reduction are estimated to be approximately $1 million in future cash outlays primarily related to severance and retention costs as well as related expenses, which the Company expects to record in the second and third  quarters of 2022.

The Company may incur additional expenses not currently contemplated due to events associated with the Reduction.  The changes that the Company expects to incur in connection with the Reduction are estimates and subject to a number of assumptions, and actual results may differ materially.

This Item 2.05 contains forward-looking statements that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward looking statements are statements that are not historical facts. Words such as “expects,” “believes,” “will,” “may,” “anticipates,” “intends,” “plans,” “estimates,” “seek,” “predict,” “project,” “potential” or the negatives of these terms or variations of them or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the anticipated benefits of the Reduction, the anticipated timing and details of the reduction in workforce and expected charges and costs associated with the reduction in workforce that we expect to incur. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include possible changes in the expected costs and charges associated with the Reduction, and risks associated with our ability to achieve the expected benefits of the Reduction and realignment of our resources. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in our Annual Report on Form 10-K for the period ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and our other filings filed from time to time with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statement, except as required by law.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2022, the Company held the Annual Meeting.  As of April 11, 2022, the record date for the Annual Meeting, 32,305,149 of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 23,954,444 shares of common stock were present in person or represented by proxy for the proposals summarized below:

1.

Election of One Class I Director. The following nominee was re-elected by the holders of our common stock to serve as our Class I director to hold office until our 2025 annual meeting of stockholders or until his successor have been duly elected and qualified:

Nominee	For	Withhold	Broker Non-Votes
Jonathan Will McGuire	9,548,425	3,359,221	8,305,665

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified based on the following results of voting:

For	Against	Withhold/Abstain	Broker Non-Votes
17,521,377	2,952,392	3,480,675	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: June 6, 2022	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)